Exhibit 99.2
RSC Holdings Inc. Announces Increase to 4Q 2010 Results Expectations
SCOTTSDALE, Ariz., January 13, 2011 (BUSINESS WIRE) — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, announced today that the Company expects to deliver fourth quarter 2010 results above the outlook disclosed on October 21, 2010.
RSC’s expected fourth quarter 2010 results benefited from a 19.6% year over year increase in volume, coupled with positive sequential pricing of 0.8%. As a result, Adjusted EBITDA is now expected to be $114 to $117 million versus $91 million in the fourth quarter of 2009. Fourth quarter 2010 results are now expected to be in the following ranges:

	Q4 2010	Previous Range
Rental revenues	$285 - $287 million	$270 - $285 million
Total revenues	$337 - $340 million	$320 - $335 million
Adjusted EBITDA	$114 - $117 million	$100 - $110 million
Free cash flow	($7) - ($5) million	($50) - ($30) million
The company now expects to generate $123 to $125 million of free cash flow for full-year 2010, increased from its previous expectation of $80 to $100 million.
CEO Comments
Erik Olsson, President and Chief Executive Officer, stated: “We saw a very strong finish to 2010, with solid execution, coupled with increasing rental penetration producing results above our expectations. I am very pleased that our industrial focus and national account strategy in combination with our consistent investment in fleet, footprint, people and technology drove 20% year over year volume growth while we at the same time increased rental rates nearly 1% sequentially.”
Results and Conference Call
RSC will release fourth quarter 2010 earnings results after the close of trading on the New York Stock Exchange on Tuesday, February 8, 2011. The Company’s management will host a conference call and webcast at 5:15pm Eastern time to discuss results for the fourth quarter ended December 31, 2010.
To listen to the live call, dial 866-393-7634 within the United States and Canada or 706-679-0678 internationally. A slide presentation which will accompany the call will be available at http://www.RSCrental.com/Investor and will remain available after the call. To listen and view the webcast, please visit the investor relations portion of the RSC Holdings Inc. website at http://www.RSCrental.com/Investor.
A replay of the fourth quarter 2010 earnings results conference call will be available through February 22, 2011. To access the replay, dial 800-642-1687 within the United States and Canada or 706-645-9291 internationally and enter the conference ID number 36771912. A replay of the webcast will also be available at http://www.RSCrental.com/Investor.
About RSC Holdings Inc.
RSC Holdings Inc. (NYSE: RRR), based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc., which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.4 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 457 branch locations across 40 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool RoomsTM and on-site rental locations. With over 4,300 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of September 30, 2010. Additional information about RSC is available at http://www.RSCrental.com.
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including Adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Explanations of these Non-GAAP measures are provided in Annex A attached to this release.
Annex A
Adjusted EBITDA. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including gain on extinguishment of debt, net, share-based compensation, and other (income) expense, net. All companies do not calculate Adjusted EBITDA in the same manner, and RSC’s presentation may not be comparable to those presented by other companies.
The company presents Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our ability to service debt and as tools to evaluate our financial performance. However, Adjusted EBITDA is not a recognized measurement under GAAP, and when analyzing the company’s performance, investors should use Adjusted EBITDA in addition to, and not as an alternative to, net income or net cash provided by operating activities as defined under GAAP.
Free cash flow. The company defines free cash flow as net cash provided by operating activities less net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC’s presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
No quantitative reconciliations of the estimated ranges for Adjusted EBITDA and free cash flow to their respective most comparable measure calculated and presented in accordance with GAAP are included as the company believes that it is unreasonable at this time to quantify certain amounts that would be required to be included in such GAAP reconciliations. Further, the company is considering no longer providing guidance around financial metrics after this quarter.

SOURCE: RSC Holdings Inc.
RSC Holdings Inc.
Investor/Analyst Contacts:
Scott Huckins, VP — Treasurer 480-281-6956
Scott.Huckins@RSCRental.com
Media Contact:
Chenoa Taitt, 212-223-0682